Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Doctors Scientific Organica, LLC

Doral, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1 of Smart for Life, Inc., of our report dated August 5, 2021 relating to the consolidated financial statements at and for the years ended December 31, 2020 and 2019, respectively.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Sunrise, Florida

December 21, 2022